Exhibit 10.28
AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered with an effective date of December 1, 2024 by and between GREEN PLAINS INC. f/k/a Green Plains Renewable Energy, Inc. (the “Company”), and Todd Becker, an individual (“Executive”).

RECITALS

WHEREAS, Company and Executive are parties to that certain Employment Agreement dated May 7, 2008, as amended on December 18, 2009 by Amendment No. 1 to the Employment Agreement as further amended on March 27, 2018 by Amendment No. 2 to the Employment Agreement. (collectively the “Existing Agreement”); and

WHEREAS, the parties desire to amend the Existing Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in the Existing Agreement and this Amendment, the parties agree as follows:

1.    Amendments to Existing Agreement. The Existing Agreement is amended as follows:

A Section 7.1 (c) and (d) shall be replaced with the following: “(c) willful misconduct in connection with the performance of Executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, that results in material harm to the Company;”.
B. The first sentence of Section 7.3 shall be replaced with the following: “If Executive terminates without Good Reason, then Executive will be required to give the Company at least six (6) months’ notice; provided however, if such termination occurs on or after December 1, 2024, then Executive will be required to give the Company no less than thirty (30) days’ notice.”
IN WITNESS WHEREOF, this Amendment has been entered into as of the date first above written.

GREEN PLAINS INC.
By: /s/ James Anderson Name: James Anderson Title: Board Chairman
EXECUTIVE /s/ Todd Becker Todd Becker, individually